UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2017

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 30, 2017, an existing investor (the “Lender”) of Bionik Laboratories Corp. (the “Company”) subscribed for a convertible promissory note (the “Note”) in substantially the form attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 20, 2017 (the “Previous 8-K”), and loaned to the Company $500,000 (the “Loan”). The Loan represents an additional tranche borrowed pursuant to an up to $3,000,000 convertible note and warrant offering (increased from $2,000,000) (the “Aggregate Loan”), of which an aggregate of $1,700,000 had been advanced as of October 17, 2017, for total borrowed principal through October 30, 2017 of approximately $2,200,000. The Lender is an affiliate of Remi Gaston Dreyfus, a director of the Company.

The Company intends to use the net proceeds from the Loan for the Company’s working capital and general corporate purposes.

The Note bears interest at a fixed rate of 3% per month, beginning on the Issue Date (as defined in the Note). Interest will be computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the earlier of: (a) March 31, 2018 and (b) the consummation of a Qualified Financing (as defined below)(the “Maturity Date”).

The Note will be convertible into equity of the Company upon the following events on the following terms:

•	Upon the consummation of the next equity or equity-linked round of financing of the Company in whatever form or type that raises in one or more tranches aggregate gross proceeds of US$7,000,000 or more, less the aggregate amount raised by the Company from the Aggregate Loan and certain convertible promissory notes, as amended, in an aggregate principal amount of $2,000,000 issued by the Company to certain investors in December 2016 – March 2017 (the “Qualified Financing”), without any action on the part of the holder of the Note, the (i) outstanding principal, (ii) accrued and unpaid interest under the Note and (iii) the Premium (as defined in the Note) will be converted into New Round Stock (as defined in the Note) based upon the lesser of (A) the lowest issuance (or conversion) price of (or into) New Round Stock in case there is more than one tranche of New Round Stock or (B) $0.25.

•	Upon a Change of Control transaction (as defined in the Note) prior to a Qualified Financing, the (a) outstanding principal, (b) accrued and unpaid interest under the Note and (c) the Premium would, at the election of the holder of a majority of the outstanding principal of the notes issues with respect to the Aggregate Loan, be either (i) payable upon demand as of the closing of such Change of Control transaction or (ii) convertible into shares of the Company’s common stock immediately prior to such Change of Control transaction at a price per share equal to the lesser of (A) the VWAP (as defined in the Note), or (B) the per share consideration to be received by the holders of the Company’s common stock in such Change of Control transaction.

In the event the Company is unsuccessful in consummating a Qualified Financing by March 31, 2018, the Company shall promptly grant to the holder of the Note a security interest on all of the Company’s assets and shall file a UCC-1 Financing Statement to perfect such security interest, and shall execute and deliver such other documents, agreements and instruments that such holder reasonably requires to so grant and perfect the security interest in the Company’s assets; provided, however, that such security interest shall be subject to an intercreditor agreement or other similar agreement, in customary form, if and to the extent the Company enters into one or more secured loans with third party lenders from the Issue Date through the Maturity Date, providing for pari passu rights among the holder of the Note and such other third parties.

The Note contains customary events of default, which, if uncured, entitle the holder of the Note to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, its Note.

In addition, the Lender was granted common stock purchase warrants (the “Warrants”) exercisable for five years to purchase a number of shares of common stock of the Company equal to 20% of the aggregate principal amount of the notes evidencing the Lender’s Aggregate Loan divided by the Exercise Price (as defined below), at an exercise price per share based on the lesser of (a) the lowest issuance (or conversion) price of New Round Stock (as defined in the Warrants) in case there is more than one tranche of New Round Stock in a Qualified Financing (as defined in the Warrants), or (b) the average VWAP (as defined in the Warrants) for the 60 Trading Days immediately prior to January 30, 2018, or (c) $0.25, in all cases subject to adjustment as provided in the Warrants (the “Exercise Price”).

The foregoing is a brief description of the terms of the subscription of the Note and the Warrants and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is included as Exhibit 10.1 to the Previous 8-K, the form of Note, a copy of which is included as Exhibit 10.2 to the Previous 8-K and the form of Warrant, a copy of which is included as Exhibit 10.3 to the Previous 8-K, all of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Note and Warrants, is incorporated by reference herein. The Note and the Warrants and, unless subsequently registered, the shares underlying the Note and the Warrants, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2017

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer